Exhibit 99.1

DTS Reports First Quarter 2010 Results

Calabasas, Calif. — May 10, 2010 — DTS, Inc. (Nasdaq: DTSI) today announced financial results for the first quarter ended March 31, 2010.

For the first quarter of 2010 revenue increased 26% to $21.7 million from $17.3 million reported in the first quarter of 2009.  DTS reported net income from continuing operations of $3.9 million, or $0.22 per diluted share as compared to net income from continuing operations of $190,000, or $0.01 per diluted share reported in the first quarter of 2009.

During the first quarter, the Company generated $9.1 million in cash from operating activities and closed the first quarter with overall cash and investments of $84.9 million.  Also, the Company purchased an additional 255,000 shares of its common stock for a total of $8.5 million under the share repurchase program approved by the Company’s Board of Directors in November 2009.  There are 615,000 shares remaining under the repurchase authorization.

“We are pleased with our results for the first quarter, reporting strong year over year performance and increasing contributions from Blu-ray related products,” commented Jon Kirchner, Chairman and CEO of DTS, Inc. “During the quarter, we made important progress in incorporating our innovative technology into a growing list of network-connected entertainment devices, including televisions, smart phones, and set-top boxes. We have also substantially advanced our strategic relationships with industry leading manufacturers including LG, Pantech, and Samsung.

“The first quarter was a strong start to 2010. As we enter our seasonally slow second quarter, we are modestly increasing our outlook. We now expect revenues in the range of $81 to $84 million, operating margins in the upper 20s, and earnings per share in the range of $0.75 to $0.80 per diluted share,” concluded Kirchner.

Conference Call Information
DTS will broadcast a conference call today, Monday, May 10, 2010, starting at 1:30 p.m. Pacific Time. To access the conference call, dial 888-846-5003 or 480-629-9856 (outside the U.S. and Canada). The live webcast of the call will be available from the Investor Relations section of the Company’s corporate website at www.dts.com. A replay of the webcast will begin two hours after the completion of the call. An audio replay of the call will also be available to investors beginning at 3:30 p.m. Pacific Time on May 10, 2010 through May 24, 2010, by dialing 800-406-7325 or 303-590-3030 (outside the U.S. and Canada) and entering the pass code 4289337#.

About DTS, INC.
DTS, Inc. (NASDAQ:DTSI) is a digital technology company dedicated to delivering the ultimate entertainment experience. DTS decoders are in virtually every major brand of multi-channel surround processors, and there are hundreds of millions of DTS-licensed consumer electronics products available worldwide. A pioneer in multi-channel audio, DTS technology is in home theatre, car audio, PC and gaming console products, as well as DVD players, televisions, digital media players, set-top boxes, smart phones and surround music software. In addition, DTS is a mandatory audio format in the Blu-ray Disc standard, resulting in DTS technology being included in every device capable of playing Blu-ray discs.  Founded in 1993, DTS' corporate headquarters are located in Calabasas, California with its licensing operations headquartered in Limerick, Ireland. DTS also has offices in Northern California, Washington, Canada, China, France, Hong Kong, Japan, South Korea, Taiwan and the United Kingdom. For further information, please visit www.dts.com. DTS and the DTS Symbol are registered trademarks of DTS, Inc. (c) 2010 DTS, Inc. All rights reserved.

Investor Contacts:	Press Contact:
Erica Abrams or Matthew Hunt	David Blasucci
The Blueshirt Group for DTS	Director of Marketing Communications
415-217-7722	DTS, Inc.
erica@blueshirtgroup.com	818-436-1080
matt@blueshirtgroup.com	david.blasucci@dts.com

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause DTS’ results to differ materially from historical results or those expressed or implied by such forward-looking statements. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements containing the words “planned,” “expects,” “believes,” “strategy,” “opportunity,” “anticipates” and similar words. These statements may include, among others, plans, strategies and objectives of management for future operations; any statements regarding proposed new products, services or developments; any statements regarding future economic conditions or financial or operating performance; statements of belief and any statements of assumptions underlying any of the foregoing. The potential risks and uncertainties that could cause actual growth and results to differ materially include, but are not limited to, the transition to the next generation optical drives and consumer adoption of such technology, the rapidly changing and competitive nature of the digital audio, consumer electronics and entertainment markets, the Company’s inclusion in or exclusion from governmental and industry standards, continuedcustomer acceptance of the Company’s technology, products, services and pricing, risks related to ownership and enforcement of intellectual property, the continued release and availability of entertainment content containing DTS audio soundtracks, success of the Company’s research and development efforts, risks related to integrating acquisitions, greater than expected costs, the departure of key employees, the current financial crisis and global economic downturn, a loss of one or more of our key customers or licensees, changes in domestic and international market and political conditions, and other risks and uncertainties more fully described in DTS’ public filings with the Securities and Exchange Commission, available at www.sec.gov. DTS does not intend to update any forward-looking statement contained in this press releaseto reflect events or circumstances arising after the date hereof.

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TABLES TO FOLLOW

DTS, INC.

CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except per share amounts)

	As of	As of
	March 31,	December 31,
	2010	2009

	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$31,877	$42,222
Short-term investments	46,941	33,129
Accounts receivable, net of allowance for doubtful accounts of $224 and
$229 at March 31, 2010 and December 31, 2009, respectively	6,737	5,731
Deferred income taxes	4,926	4,945
Prepaid expenses and other current assets	1,736	1,617
Income taxes receivable, net	2,360	2,613
Total current assets	94,577	90,257
Property and equipment, net	34,490	33,885
Intangible assets, net	6,280	6,565
Goodwill	1,257	1,257
Deferred income taxes	13,579	13,152
Long-term investments	6,044	8,515
Other assets	713	587
Total assets	$156,940	$154,218

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,040	$826
Accrued expenses	5,138	5,663
Deferred revenue	3,669	43
Total current liabilities	9,847	6,532
Other long-term liabilities	6,184	5,862

Stockholders' equity:
Preferred stock - $0.0001 par value, 5,000 shares authorized at
March 31, 2010 and December 31, 2009; no shares
issued and outstanding	—	—
Common stock - $0.0001 par value, 70,000 shares authorized at
March 31, 2010 and December 31, 2009; 19,770 and
19,652 shares issued at March 31, 2010 and December 31, 2009, respectively; 17,385 and 17,522 outstanding at March 31, 2010
and December 31, 2009, respectively	2	2
Additional paid-in capital	165,517	161,710
Treasury stock, at cost - 2,385 and 2,130 at March 31, 2010 and
December 31, 2009, respectively	(53,953)	(45,498)
Accumulated other comprehensive income	345	362
Retained earnings	28,998	25,248
Total stockholders' equity	140,909	141,824

Total liabilities and stockholders' equity	$156,940	$154,218

DTS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share amounts)

	For the Three Months Ended
	March 31,
	2010	2009
	(Unaudited)

Revenue	$21,736	$17,262
Cost of revenue	450	445
Gross profit	21,286	16,817
Operating expenses:
Selling, general and administrative	12,399	12,788
Research and development	2,473	2,183
Total operating expenses	14,872	14,971
Income from operations	6,414	1,846
Interest and other income, net	212	144
Income from continuing operations before income taxes	6,626	1,990
Provision for income taxes	2,706	1,800
Income from continuing operations	3,920	190
Loss from discontinued operations, net of tax	(170)	(3)
Net income	$3,750	$187

Earnings per share - basic:
Income from continuing operations	$0.23	$0.01
Discontinued operations, net of tax	(0.01)	-
Net income	$0.22	$0.01

Earnings per share - diluted:
Income from continuing operations	$0.22	$0.01
Discontinued operations, net of tax	(0.01)	-
Net income	$0.21	$0.01

Weighted average shares used to compute
net income per common share:
Basic	17,216	17,067
Diluted	17,950	17,322